EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-79599) pertaining to Premiere Global Services, Inc. 1998 Stock Plan,

(2)	Registration Statement (Form S-8 No. 333-89891) pertaining to Premiere Global Services, Inc. 401(k) Plan,

(3)	Registration Statement (Form S-8 No. 333-51380) pertaining to Premiere Global Services, Inc. Amended and Restated 1998 Stock Plan and Amended and Restated 2000 Directors Stock Plan,

(4)	Registration Statement (Form S-8 No. 333-57698) pertaining to Premiere Global Services, Inc. 401(k) Plan,

(5)	Registration Statement (Form S-8 No. 333-67292) pertaining to Premiere Global Services, Inc. 1995 Stock Plan,

(6)	Registration Statement (Form S-8 No. 333-101262) pertaining to Premiere Global Services, Inc. 2000 Directors Stock Plan,

(7)	Registration Statement (Form S-8 No. 333-116506) pertaining to Premiere Global Services, Inc. 2004 Long-Term Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-151962) pertaining to Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-167620) pertaining to Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan and Amended and Restated 2000 Directors Stock Plan;

of our report dated March 18, 2013, with respect to the consolidated financial statements of Premiere Global Services, Inc. as of December 31, 2012 and for the two years then ended included in this Annual Report (Form 10-K) of Premiere Global Services, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 17, 2014